EXHIBIT 10.8

OUT OF THE BLUE PRODUCTIONS, LLC.

9300 Wilshire Boulevard, Suite 508

Beverly Hills, California 90212

As of February 20, 2004

Clematis Productions, Inc.
c/o Jack Gilardi	Copy to: Thomas Patrick Rowan
International Creative Management	A Professional Corporation
8942 Wilshire Boulevard	11601 Wilshire Blvd., Suite 2200
Beverly Hills, California 90211	Los Angeles, California 90025

Re:                               “CLOUD 9” (Working Title) (a/k/a “Out of the Blue”)

Clematis Productions, Inc. f/s/o Burt Reynolds as Performer

Ladies and Gentlemen:

The following will confirm the agreement between CLEMATIS PRODUCTIONS, INC. (“you”) and OUT OF THE BLUE PRODUCTIONS, LLC. (“we” or “us”) with respect to your furnishing to us the services of Burt Reynolds (the “Employee”) as herein provided:

1.                                       You agree to furnish to us the services of Artist upon all of the terms and conditions set forth in this letter agreement and in the agreement attached hereto as Exhibit “A” and incorporated herein by this reference (both of which shall together be referred to herein as the “Agreement”).

2.                                       Notwithstanding the fact that Exhibit “A” is drafted in the form of an agreement between Artist and us, it is understood and agreed that you are supplying Artist’s services to us and that we are utilizing said services in accordance with the terms and provisions of this Agreement.  You hereby assign to us all of your rights in Artist’s services and the results and proceeds thereof (including all copyrights therein and all renewals and extensions thereof, if any), which shall be considered a work for hire.  We shall have all of the rights to Artist’s services and the results and proceeds thereof to the same extent as if we had employed Artist directly under Exhibit “A.”

3.                                       You hereby represent and warrant that (a) you are a duly organized and existing corporation and are presently in good standing under the law of the jurisdiction of your incorporation and all other jurisdictions in which you transact business, (b) you have a valid, binding and subsisting written agreement with Artist pursuant to which you are exclusively entitled to all of the services of Artist and all of the results and proceeds thereof which are or will be required under the Agreement, (c) you have the right to enter into the Agreement and to grant the rights, furnish the services and make the representations and warranties set forth herein, (d) you have not made and will not make any grant or assignment which will conflict with or impair the rights and privileges granted to us hereunder, (e) you are a bona fide corporate business entity established for a valid business purpose within the meaning of the tax laws of the United States and not a mere sham, conduit or agent for Artist, and (f) you are or will become, and will remain throughout the term of this Agreement, a signatory to any applicable guild or union agreement.  You further acknowledge that the foregoing representations and warranties will be relied upon by us for the purpose of determining whether or not it is necessary to make withholdings for U.S. Federal taxes from monies being paid to you hereunder, and you agree that if withholdings are not made from said payments, and if thereafter it is determined that such withholdings were legally required, you and Artist will indemnify, defend and hold us harmless from and against any and all losses, costs, damages and expenses relating thereto.

4.                                       On condition that neither Artist nor you is in breach under this Agreement, we shall pay to you, and not to Artist, as full consideration for all services to be rendered and rights granted under this Agreement, all compensation payable to Artist under Exhibit “A.”  If said compensation is at least Six Thousand Dollars ($6,000) or such other minimum applicable amount as is specified in Section 3423 of the California Civil Code and Section 526 of the California Code of Civil Procedure, you agree to compensate Artist at the rate of not less than Six Thousand Dollars ($6,000) per annum or such other minimum applicable amount as is specified in Section 3423 of the California Civil Code and Section 526 of the California Code of Civil Procedure.  If California law shall be changed to provide for different minimum compensation as a prerequisite to obtaining injunctive relief, the references in the preceding sentence to Six Thousand Dollars ($6,000) or such other minimum applicable amount as is specified in Section 3423 of the California Civil Code and Section 526 of the California Code of Civil Procedure shall be deemed to be references to such different minimum compensation.

5.                                       Subject to Paragraph 6 hereof, you hereby agree to discharge us from all obligations imposed on employers including, without limitation, the payment of Artist’s compensation, the withholding and payment of taxes, payments relating to unemployment compensation or insurance, FICA, workers’ compensation, and disability pensions, and the making of all payments required to be made under any applicable collective bargaining agreement by reason of Artist’s services rendered pursuant hereto.  You agree to defend, indemnify and hold us harmless from and against any and all judgments, liabilities, penalties, interest, damages, costs, expenses and attorneys’ fees which we may incur by reason of your failure to pay any compensation, tax, or other contribution required to be paid in respect of Artist’s services hereunder.

6.                                       We shall make all payments to pension, health or welfare funds required pursuant to any applicable collective bargaining agreement by reason of Artist’s services hereunder, provided, however, that (a) such payment shall not exceed the amounts which we would have been required to make had we employed Artist directly and (b) such payment shall not include Artist’s share of any such payment.

7.                                       In the event of a breach or anticipatory breach of this Agreement by you or by Artist, we shall be entitled to seek legal, equitable and other relief against you and/or against Artist in our discretion, and we shall have all rights and remedies against Artist which we would have had if Artist had been directly engaged by us.  We shall not be required first to resort to or exhaust any rights or remedies which we may have against you before exercising our rights and remedies against Artist.

8.                                       If you or your successors in interest should be dissolved, should cease to remain qualified to do business as a corporation for any reason, or should otherwise cease to exist, or for any reason whatsoever should fail, refuse or neglect to comply with the terms and conditions of this Agreement, Artist shall at our election be engaged directly by us for the balance of the term of this Agreement upon the terms and conditions contained in Exhibit “A.”

9.                                       Any and all notices to be given hereunder shall be given to the parties hereto at the address set forth above, provided that a copy of any notice to us shall be transmitted to us by mail, facsimile, or telegraph to Out of the Blue Productions, LLC, 9300 Wilshire Boulevard, Suite 508, Beverly Hills, California 90212, Attention:  Gray Frederickson, and Out of the Blue Productions, LLC, c/o Robert M. Angel, A Professional Corporation, 939 North Hill Avenue, Pasadena, California 91104, and to any other address which we may designate at a later time.  The date of mailing of any notice (whether sent by registered mail, with or without return receipt requested, certified mail, airmail and/or ordinary mail) or the date the notice is transmitted from the sender’s facsimile machine, or the date the notice is delivered to the telegraph office, as the case may be, shall be deemed the date of service of the notice.

10.                                 Notwithstanding that you are furnishing Artist’s services to us, for the purposes of any and all applicable Workers’ Compensation statutes, an employment relationship exists between Artist and us such that we are Artist’s special employer and you are Artist’s general employer (as the terms “Special Employer” and “General Employer” are understood for purposes of Workers’ Compensation statutes).  The rights and remedies, if any, of Artist and Artist’s heirs, executors, administrators, successors and assigns, against us and/or our officers, directors, agents, employees, successors, assigns or licenses, by reason of injury, illness, disability or death arising out of or occurring in the course of Artist’s rendition of services hereunder shall be governed by and limited to those provided under such Workers’ Compensation statutes, and neither we, nor our officers, directors, agents, employees, successors, assigns or licensees, shall have any other obligation or liability by reason of any such injury, illness, disability or death.  If the applicability of any Workers’ Compensation statutes to the engagement of Artist’s services hereunder is dependent upon, or affected by an election on the part of you or Artist, such election is hereby made by each of you in favor of such application.

11.                                 This Agreement shall be construed and enforced in accordance with the laws of the State of California.  You and we consent to the jurisdiction of the courts of the State of California and the courts of the United States located in the State of California in connection with any lawsuit arising out of or relating hereto.

                                                Please indicate your agreement to the foregoing by signing in the space provided below.

2

Very truly yours,
OUT OF THE BLUE PRODUCTIONS, LLC.

		By:	/S/GRAY FREDERICKSON
ACCEPTED AND AGREED:

CLEMATIS PRODUCTIONS, INC.

By:	/S/BURT REYNOLDS

Title: President

3

As of February 20, 2004

OUT OF THE BLUE PRODUCTIONS, LLC.

9300 Wilshire Boulevard, Suite 508

Beverly Hills, California 90212

Gentlemen:

I have read the attached letter agreement (the “Agreement”) dated as of February 20, 2004 from you to Clematis Productions, Inc. (“Lender”) and, as an inducement to you to enter into the Agreement, I hereby represent, warrant and agree as follows:

1.                                       I am familiar with all of the terms and conditions of the Agreement and I hereby consent to the execution thereof.  I shall perform and comply with all of the terms, conditions and obligations of the Agreement as if I had executed it directly as an individual, even if the employment agreement between me and Lender should hereafter expired, terminate or be suspended.  I, as an individual, hereby join in and confirm all grants, representations, warranties and agreements made by Lender under the Agreement.

2.                                       Unless I am deemed substituted for Lender as a direct party to Exhibit “A” pursuant to paragraph 4 below, I shall look solely to Lender and not to you for the payment of compensation for my services and for the discharge of all other obligations of any employer with respect to my services under the Agreement.

3.                                       In the event of a breach or anticipatory breach of the Agreement by Lender or by me, you shall not be required first to resort to or exhaust any rights or remedies against Lender before exercising your rights and remedies against me.

4.                                       If Lender or its successors in interest should be dissolved or should otherwise cease to exist, or for any reason should fail, refuse or neglect to perform, observe or comply with the terms and conditions of the Agreement I shall, at your election, be deemed to be employed directly by you for the balance of the term of the Agreement upon the terms and conditions set forth in Exhibit “A”.

5.                                       If you shall serve Lender with any notices, demands or instruments relating to the Agreement, or to the rendition of my services thereunder, service upon Lender shall also constitute service upon me.

Very truly yours,

/S/BURT REYNOLDS
BURT REYNOLDS

EXHIBIT “A”

SAG MOTION PICTURE CONTRACT – WEEKLY PERFORMER

AGREEMENT made as of February 20, 2004 between OUT OF THE BLUE PRODUCTIONS, LLC  (“Producer”), 9300 Wilshire Boulevard, Suite 508, Beverly Hills, California 90212, Attention:  Gray Frederickson, and BURT REYNOLDS (“Artist”), c/o International Creative Management, 8942 Wilshire Boulevard, 5th Floor, Beverly Hills, California 90211, Attention:  Jack Gilardi, with a copy to Thomas Patrick Rowan, A Professional Corporation, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025 (the “Agreement”).

Re:                               “CLOUD 9” (Working Title) (a/k/a “Out of the Blue”)

This will confirm the agreement (“Agreement”) between Producer and Artist with respect to the acting and related services of Artist in and in connection with the Picture, as follows:

A.                                 Conditions Precedent:  Notwithstanding anything to the contrary contained in this Agreement, Producer’s obligations under this Agreement are subject to the fulfillment of all of the following conditions (each, a “Condition Precedent” and collectively, “Conditions Precedent”):

I.                                         Producer’s receipt of copies of this Agreement executed by Artist;

II.                                     Artist’s providing Producer with all documents which may be required by any government agency or otherwise for Artist to render services hereunder for the full period during which such services may be required by Producer, including, without limitation, if applicable, a completed (to Producer’s satisfaction) INS Form I-9 (Employment Eligibility Verification Form), original documents establishing Artist’s employment eligibility and any and all other visas, work permits and other documents establishing Artist’s right to enter and work in the applicable jurisdiction(s);  and

III.                                 Artist’s qualifying for all insurance which Producer deems necessary (e.g., life, health, accident and/or cast insurance) at customary rates and subject only to customary exclusions and deductible amounts (if any).

1.                                       EMPLOYMENT:  Producer hereby employs Artist and Artist agrees to perform services as a performer in the role of “Billy Cole” in the feature length theatrical motion picture currently entitled “CLOUD 9” (a/k/a “Out of the Blue”) (the “Picture”).  Picture principal photography is currently scheduled to commence on or about April 15, 2004.  The start date for Artist’s services is currently contemplated to be not earlier than April 1, 2004 and not later than April 29, 2004.  It is understood that Artist may be required to render preparatory services (including one [1] free wardrobe day and one [1] free rehearsal day) prior to the start date for Artist’s services.

2.                                       COMPENSATION

(a)                                  Upon condition that Artist faithfully performs all of the terms and conditions of this Agreement in connection with the Picture, and subject to Producer’s usual and customary rights of suspension and/or termination in the event of Artist’s material breach, incapacity, or morals clause violation, or the occurrence of an event of force majeure, Producer shall pay Artist the sum of One Hundred Thousand Dollars ($100,000) (“Guaranteed Compensation”), which amount shall include payment for Artist’s services for [i] four (4) work or production weeks in the Los Angeles metropolitan area tentatively scheduled to commence approximately April 15, 2004 (i.e., not earlier than April 1, 2004 and not later than April 29, 2004), [ii] one (1) free week, and [iii] subject to Artist’s professional availability, three (3) non-consecutive looping, dubbing, retakes, added scenes and re-shooting days (collectively, “Guaranteed Period”).  The Guaranteed Compensation shall be payable on a weekly basis, as and when Artist renders services hereunder.  If Artist’s services are used in work days in excess of the Guaranteed Period for other than looping, dubbing, retakes, added scenes and re-shooting, Producer shall pay Artist additional compensation on a pro rata daily basis at the rate of Five Thousand Dollars ($5,000) per day.

(b)                                 The Guaranteed Compensation shall be a recoupable, non-reimbursable advance against ten percent (10%) of one hundred percent (100%) of Producer’s gross receipts at actual break-even (i.e., after Producer fully recoups all actual, direct, out-of-pocket “negative” costs of production of the Picture, plus interest thereon at a rate equal to the prime rate plus two percent [2%] per annum, but not more than five percent [5%] per annum, and excluding overhead, completion bond charges, and any unexpended budgetary contingency).  Producer shall direct the distributor of the Picture to pay any such contingent compensation directly to Artist.  The definition of such contingent compensation (including frequency of statements, timeliness of payments, audit rights, etc.) which applies to Artist shall be the same as the definition applicable to Producer with respect to the Picture.

(c)                                  To the extent permitted by the 2001 Screen Actors Guild Basic Agreement (“SAG Agreement”), including any applicable Schedule thereof, the Guaranteed Compensation shall constitute a pre-payment for all additional sums payable pursuant to the SAG Agreement (i.e., all meal penalties, forced calls, saga sells, reprises, “premium” days, etc.).  Behind-the-scenes footage, “making of” footage, and clips from the Picture and (subject to clearance from the owners thereof) from other motion pictures for which Artist has rendered services may be utilized in connection with such promotional films and trailers without additional compensation to Artist, provided that the use thereof shall be subject to Artist’s approval which shall not be unreasonably withheld or delayed.  For each foreign television use, supplemental market use, or other use (other than theatrical exhibition) of the Picture which contains the results and proceeds of Artist’s services, Artist shall be paid the minimum additional compensation, if any, required by the SAG Agreement.

(d)                                 Artist warrants and represents that Artist is eligible to be employed in the United States in compliance with the Immigration Reform & Control Act of 1986.  As a condition precedent to Artist’s receipt of any payment hereunder, Artist will complete the required I-9 form and will present such form to Producer along with the requisite documentation, as specified in the form, that Artist may be lawfully employed.

3.                                       SCREEN CREDIT:

(a)                                  Artist shall be accorded on a separate card in first star billing below the title (with no other performer to receive billing above the title) in the main titles of the Picture if there are credits in the main titles (otherwise in the equivalent position in the end titles).  The size of such credit shall be no smaller than the size of any other performer in the Picture who receives credit below the main title.  Subject to the foregoing, Producer shall determine the size, placement, nature and all other characteristics of such billing in Producer’s sole discretion.

(b)                                 Subject to customary exclusions, Artist shall be accorded billing of the same relative size and in the same position as hereinabove set forth in the billing block and in all paid print advertisements (other than group advertisements [i.e., where more than one (1) Picture is advertised] and special advertisements [such as congratulatory advertisements and advertisements relating to prizes, awards, or personal appearances]) issued under the control of and paid for by Producer (but not in print advertisements issued under the control of or paid for by the distributor) where any other performer receives credit in connection with the Picture.  Notwithstanding the foregoing, [1] Producer shall not be obligated to accord Artist billing in any paid advertisement in which no other cast member in the Picture is accorded billing, [2] Producer shall use Artist’s name, photograph or likeness in any paid print advertisement or “excluded ad” if the name, photograph or likeness, as applicable, of any other member of the principal cast of the Picture appears in the applicable print advertisement or “excluded ad,” unless such excluded ad relates primarily to the other cast member (such as a congratulatory ad or an ad relating to a personal appearance of such cat member), and [3] the foregoing limitations shall not apply to Producer’s use of Artist’s name (as opposed to Artist’s likeness) in the billing block of any advertisements, publicity (e.g., one-sheets), or home video packaging related to the Picture.

(c)                                  Producer shall have no obligation to accord Artist billing in other paid advertising or trailers relating to the Picture, provided, however, that Producer shall have the right, exercisable in Producer’s sole discretion, to accord any such billing.

(d)                                 It is understood that the billing obligations set forth in this Paragraph 3 shall not be applicable if the results and proceeds of Artist’s services are not utilized in connection with the Picture.  Any inadvertent failure to comply with the billing requirements hereof shall not be deemed a breach of this Agreement.  Producer shall exert its commercially reasonable best efforts to obligate third parties to comply with the foregoing provisions of this Paragraph 3.

4.                                       MANNER OF SERVICE:  Artist shall devote Artist’s best talents, efforts and abilities in connection with Artist’s services and shall render services in a competent, painstaking, artistic, timely and professional manner.  Artist shall render all services under Producer’s supervision, direction and control.  Artist shall comply promptly and faithfully with all of Producer’s reasonable instructions, directions, requests, rules and regulations.  If and when Producer requests, and subject to Artist’s professional availability and to the approval of Artist (which approval shall not be unreasonably withheld or delayed), Artist shall report for wardrobe fittings, photo sessions, hairdressing, make-up, production conferences and the making of stills.  Without limiting the foregoing, Artist shall be available for a photography session at Producer’s designated photo gallery before, during, or after production, for up to five (5) in-person interviews and two (2) half-days of telephone interviews before, during, or after production, as arranged by Producer’s press and publicity representatives subject to the approval of Artist (which approval shall not be unreasonably withheld or delayed).

5.                                       DRESSING FACILITY; TRANSPORTATION; LOCAL TRANSPORTATION; PER DIEM; HAIRPIECES; MAKE-UP & HAIRDRESSER PERSONNEL; WARDROBE:  While Artist is rendering services in connection with the Picture, Producer shall provide Artist with (a) a first class dressing facility (with first class amenities) which will be not less than a trailer (with no other performer in the Picture to receive a superior dressing facilities or amenities [other than any performer with special needs such as disability or maternity]), (b) one (1) first class round trip airfare (Florida – Los Angeles – Florida), (c) local transportation to and from Artist’s Los Angeles area residence and the Picture locations for the exclusive use of Artist, (d) a weekly allowance of Two Thousand Dollars ($2,000) for all of Artist’s expenses (including accommodations), (e) two (2) hairpieces during the Guaranteed Period, and (f) the first priority use of Artist’s pre-approved hairdresser and make-up person (it being agreed that such persons will be available to render their respective services for other cast members when Artist does not require their services) who will be employed at the rate of Two Hundred Seventy-Five Dollars ($275) per person per fourteen (14) hour work day, plus an additional Fifty Dollars ($50) per person per day for box rental.  Producer shall supply “character” or “period” costumes.  Artist may retain any non-rented wardrobe which Artist utilizes in Artist’s performance (excluding any borrowed wardrobe items).

6.                                       OWNERSHIP RIGHTS AND RIGHTS TO EDIT:  Artist grants to Producer perpetually and exclusively all rights of any kind and character whatsoever in and to services and performances under this Agreement and in and to the results and proceeds of those services and performances.  Producer shall have the perpetual and exclusive right to reproduce and license others to reproduce, exhibit and/or distribute by any methods or combination of methods, any part or all of Artist’s acts, poses, appearances and voice in the Picture.  Artist agrees that Artist shall have no right, title or interest in or to the Picture or any material contained in the Picture, including without limitation the title, format and dialogue, regardless of any contributions made by Artist.  Any material written or created by Artist for Producer shall be considered a work made for hire.  Producer will not use Artist’s performance in the Picture in any other motion picture.  Artist waives all moral rights of authors (droit moral) which the laws of any jurisdiction may now or later recognize, and the Picture may be edited, cut, modified and lengthened from time to time as its licensees and/or assignees elect.  Furthermore, Producer will afford Artist the first opportunity to perform any English language dubbing of Artist’s performance, but if Artist is not available when Producer requires Artist to perform such dubbing services, Producer may “dub” Artist’s voice and/or use a double instead of Artist as and when Producer may elect to the extent permitted by the SAG Agreement.  Producer agrees not to use bloopers or out-takes of Artist’s performance without Artist’s consent (which consent shall not be unreasonably withheld or delayed).

7.                                       EXCERPTS; TRAILERS:  Producer may require Artist to perform in trailers for the Picture and may utilize film clips or sound track of Artist’s services in the Picture in trailers in perpetuity to promote the Picture, and Artist shall not be entitled to any additional compensation therefor.

8.                                       EXHIBITION RIGHTS:  Producer shall have the unlimited, perpetual right throughout the world to exhibit the Picture in whole or in part in theaters, on television, in supplemental markets (as defined in the SAG Agreement), on the Internet, and by any and all other methods now known or discovered in the future, subject to the terms and conditions of this Agreement and of the SAG Agreement.  Without limiting the foregoing, Producer may make and use and authorize others to use the Picture for audition, file, and reference purposes, and for audience previews and other screenings.

9.                                       NAME AND LIKENESS:

(a)                                  Artist grants to Producer the exclusive perpetual right to use and to license the use of Artist’s name and likeness (subject to Paragraph 9(b) below) in connection with the Picture and in the advertising, promotion, publicity or other exploitation thereof by any means now or hereafter known, provided, however, that in no event shall Artist’s name and likeness be used as a direct endorsement by Artist of any product or service without Artist’s prior written consent.

(b)                                 Artist shall be entitled to approve the still photographs and likenesses of Artist used in the advertising and publicity materials (or any other permitted uses of photographs and likenesses) issued by or under the control of Producer in accordance with and subject to the following:

[1]                                  Still Approval.  Producer shall submit to Artist a reasonable number of still photographs (“Stills”)  (which may be on “proof” or “contact’’ sheets) which Producer intends to use in connection with the advertising and/or publicity for the Picture.  Artist shall approve at least fifty percent (50%) of the Stills within five (5) business days after Artist’s receipt thereof, or such shorter period (but not less than forty-eight [48] hours) as Producer may require due to marketing exigencies.  Artist’s failure to notify Producer of Artist’s disapproval of any Stills received by Artist within such five (5) business day (or shorter, if applicable) period shall be deemed to constitute Artist’s approval of the Stills submitted; provided, however, that if Artist approves fewer than fifty percent (50%) of the Stills so submitted, Producer may only deem approved by Artist such number of Stills as equal the difference between fifty percent (50%) and the percentage of Stills from such submission actually approved by Artist.

[2]                                  Likeness Approval.  Artist shall have the right to approve one hundred percent (100%) of all non-photographic likenesses of Artist for use in connection with Producer’s advertising and/or exploitation of the Picture.  If Artist disapproves a non-photographic likeness, then Artist will advise Producer of Artist’s specific objections to the disapproved non-photographic likeness within five (5) business days after submission thereof (or such shorter time period as Producer may require due to marketing exigencies, but not less than forty-eight [48] hours). Artist’s failure to notify Producer of Artist’s disapproval of any non-photographic likenesses received by Artist within such five (5) business day (or shorter, if applicable) period shall be deemed to constitute Artist’s approval of the non-photographic likenesses submitted.  If Artist disapproves a non-photographic likeness, Artist shall specify precisely which elements of Artist’s physical appearance (for example, nose, hair and eyes, as opposed to position or dimension) as presented in the non-photographic likeness Artist disapproves.  Producer shall thereafter continue to submit to Artist corrected likenesses and Artist shall approve or disapprove same (but strictly in accordance with the foregoing provisions of this Paragraph 9(b)[2]) until Artist approves such likeness; provided, however, that if due to Producer’s marketing exigencies and deadlines Producer does not have time to continue such resubmission process, then provided Artist has had at least two (2) opportunities to specify which elements of the likeness Artist disapproves and Producer has revised the likeness to correct such elements at least two (2) times, then upon such correction, such non-photographic likeness shall be deemed approved.  Once Artist approves or is deemed to have approved any non-photographic likenesses, it shall be deemed approved for all purposes in connection with the exploitation of the Picture (except purposes expressly prohibited by this Agreement).

(c)                                  The use of Artist’s name and/or likeness in connection with merchandising, commercial tie-ins or tie-ups, or soundtrack shall be subject to Artist’s written approval (which shall not be unreasonably withheld or delayed) in each instance.  If any use of Artist’s name and likeness is in connection with any merchandising or commercial tie-in or tie-up activities or the soundtrack, Producer shall pay to Artist five percent (5%) of one hundred percent (100%) of any money or financial consideration (after deducting Producer’s expenses in connection therewith) which Producer or any parent, subsidiary, or officer of Producer derives from such use.  No royalty will be payable solely as a result of Artist’s name appearing in a list of cast credits in a billing block on any merchandising or commercial tie-ins or tie-ups.

10.                                 ASSIGNMENT AND LOANOUT OF SERVICES:  Producer shall have the right to assign this Agreement and/or any or all of Producer’s rights hereunder and to delegate any or all of Producer’s obligations.  Producer shall be relieved of all obligations hereunder in the event of such assignment if such assignment is to a “major” motion picture studio or subsidiary thereof (e.g., Miramax, Dimension, New Line), or USA television network or USA cable network or party with similar financial resources which assumes such obligations in writing, or if the distributor executes an assumption agreement which the Screen Actors Guild approves and which complies with the applicable provisions of the SAG Agreement.  Artist may not assign this Agreement or any of Artist’s rights and/or obligations hereunder.  At any time and from time to time Producer may lend Artist’s services hereunder to any person, firm, or corporation.

11.                                 PAY OR PLAY:  Producer shall not be obligated to produce, exhibit, distribute, broadcast or exploit the Picture or to utilize any rights granted by Artist to Producer or any materials furnished by Artist.  If Producer elects not to utilize Artist’s services or to exhibit, distribute, or broadcast the Picture, Producer shall have the right to discharge its obligations completely by paying Artist the minimum Guaranteed Compensation provided for in this Agreement.

12.                                 RELIEF; REMEDIES:  Artist agrees that the services to be furnished by Artist, and the rights and privileges granted to Producer under this Agreement, are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages at an action in law, and that Artist’s failure to perform Artist’s obligations under this Agreement will cause Producer irreparable injury and damage.  Artist, therefore, agrees that Producer shall be entitled, as a matter of right, to injunctive relief against Artist to prevent Artist from furnishing the same or similar services and/or granting similar and/or conflicting rights to others.  If Artist breaches any of Artist’s representations, warranties or agreements under this Agreement, Producer may terminate and/or suspend this Agreement.  If this Agreement is suspended pursuant to this Paragraph 12, it will remain in full force and effect, except that Artist’s services will be postponed to a date selected by Producer and Artist will not be entitled to any compensation during any such suspension.  This Agreement may be terminated during any such suspension.  Producer’s rights and remedies under this Agreement shall be cumulative, and the exercise by Producer of one or more of the rights or remedies shall not preclude the exercise by Producer of any other right or remedy under this Agreement, at law or in equity.

13.                                 ARTIST’S DISABILITY:  Producer shall have the right to suspend and/or terminate this Agreement by giving Artist notice of suspension and/or termination if Artist suffers any mental or physical disability, any alteration in Artist’s facial or physical appearance, or any impairment of Artist’s voice which, in Producer’s opinion, interferes with the proper performance of any or all of Artist’s obligations under this Agreement, or Artist or Producer receives or is threatened with a restraining order or injunction with respect to an actual or alleged contract or commitment of Artist.  If this Agreement is suspended under this Paragraph 13, Producer will have the rights with regard to suspension stated under Paragraph 12 above.

14.                                 FORCE MAJEURE:  If the production of the Picture is prevented, suspended, postponed or discontinued by reason of a governmental regulation or order, strike, war, civil unrest, fire, earthquake or similar act of God or by the failure or refusal of a cast member or of the director to perform, or by any other cause of a similar or dissimilar nature beyond the control of Producer (“Force Majeure”), Producer shall have the exclusive right, subject to the SAG Agreement, to suspend or terminate Artist’s employment at any time during the continuation of such condition, and further, Producer shall have the exclusive right to extend the Guaranteed Period for a period of time equal to the continuation of such Force Majeure condition.  If Producer suspends Artist’s employment for more than eight (8) weeks for a Force Majeure event, Artist may terminate this Agreement by written notice to Producer unless Producer reinstates Artist with pay within one (1) week after Producer receives such termination notice from Artist.  Producer will not suspend Artist’s employment unless all other principal performers in the Picture are likewise suspended for the same Force Majeure event.  Producer shall not suspend Artist’s employment more than once for the same Force Majeure event.  Artist’s failure or refusal to cross a picket line shall not be deemed an event of force majeure or grounds for suspension or termination.

15.                                 WARRANTIES:  Artist agrees, represents, and warrants that:  Artist has the right to enter into this Agreement and to grant the rights granted to Producer; Artist neither has nor will make any contractual or other commitments which would conflict or interfere with the rights granted Producer; Artist is a member of and will remain a member of the Screen Actors Guild; and if Artist provides any ideas, creations, literary, musical or artistic material (collectively and individually referred to as “artistic material”), the artistic material will be Artist’s own and original creation except for matters in the public domain and the use of the artistic material will not infringe upon or violate any rights of any kind or nature whatsoever of any person or entity.

16.                                 INDEMNITIES:  Artist agrees to defend, indemnify and hold harmless Producer, distributor of the Picture (the “distributor”), the distributor’s parent and subsidiary companies, and the officers, directors, attorneys, agents and employees of each from and against any and all claims, damages, liabilities, costs and expenses, including, but not limited to, reasonable outside attorneys’ fees arising out of (a) any breach or alleged breach of any representation, warranty or agreement made by Artist in this Agreement; (b) the use or dissemination of any materials furnished by Artist, and/or (c) any acts done or words spoken by Artist in connection with the production, rehearsal, recording or broadcasting of the Picture, other than acts done or words spoken by Artist at Producer’s direction.  Producer’s approval of material supplied by Artist shall not constitute a waiver of this indemnity.  Except where Artist’s indemnity as set forth in the first sentence of this Paragraph 16 applies, Producer will defend, indemnify and hold Artist and Clematis Productions, Inc. harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside attorneys’ fees arising out of the use of any materials that Producer has supplied to Artist in the Picture, Producer’s uncured material breach of this Agreement, or the development, production, exhibition, broadcast, distribution, advertising, promotion, publicity, or exploitation of the Picture or any element thereof.  The indemnitee shall give the indemnitor prompt written notice of any claim or lawsuit to which the indemnification agreement in this Paragraph 16 relates.  The indemnitee shall have the right to participate in the defense and/or settlement of any lawsuit and/or claim for which indemnitee is being indemnified.  If the indemnitee settles any claim, demand or action for which indemnity is provided, without the prior written consent of the indemnitor, the indemnitor shall be released from any and all liability under the indemnity.  When Artist’s indemnity of Producer applies, Producer may elect to employ Producer’s own attorney(s) instead of using the services of Artist’s attorney(s) but Artist’s indemnity shall still apply.

17.                                 PUBLICITY:  Artist shall not authorize the publishing of, or furnish material relating to the Picture, or Artist’s services in connection with the Picture, without the prior written consent of Producer, provided that Artist may issue personal publicity which makes incidental, non-derogatory mention of Producer, the Picture, and/or the distributor of the Picture.  Subject to Artist’s availability, Producer agrees to consult meaningfully with Artist regarding all publicity or press-related materials which relate to the Picture and/or Artist’s services therein.

18.                                 UNION COMPLIANCE:  The SAG Agreement shall govern the terms and conditions of Artist’s services.  If there is any inconsistency between this Agreement and the SAG Agreement, the SAG Agreement shall prevail and this Agreement shall be deemed modified to the minimum extent necessary to resolve the conflict and shall continue in full force and effect.  Producer shall be entitled to the maximum rights, privileges, and benefits conferred upon or permitted to Producer under the SAG Agreement for the minimum payments required, except as otherwise specifically provided in this Agreement.

19.                                 ARBITRATION OF DISPUTES:  If any dispute or controversy arises between the parties hereto with reference to this Agreement, or the employment herein provided for, such dispute or controversy shall be settled and determined by conciliation and arbitration in accordance with the conciliation and arbitration provisions of the SAG Agreement, and such provisions are hereby referred to and by such reference incorporated herein and made a part of this Agreement with the same effect as though the same were set forth herein in detail.

20.                                 PERSONAL APPEARANCES:  When Producer so requests, and subject to Artist’s availability and reasonable approval (which approval shall not be unreasonably withheld or delayed), Artist shall make personal appearances at such places and on such occasions as Producer or the distributor of the Picture may determine in connection with the Picture or any distributor sponsor of the Picture, including without limitation promotional activities, interviews, and television guest appearances.  Producer or its successor-in-interest shall pay for all reasonable first class pre-approved out-of-pocket expenses reasonably incurred in connection with such appearances, including transportation expenses.

21.                                 ENFORCEABILITY OF CONTRACT:  If a court or other tribunal having jurisdiction determines any provision of this Agreement to be void or unenforceable, the provision in question shall in no way affect any other provision of this Agreement, and this Agreement shall continue in full force and effect.  Neither the expiration of this Agreement nor any termination or suspension of it shall relieve Artist of Artist’s obligations with respect to any representation, warranty or indemnification agreement made under this Agreement.  No waiver by any party to this Agreement of a breach of any obligation imposed by this Agreement or of a breach of any representation or warranty made under this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or of a different obligation, representation or warranty.  Failure on the part of any party to complain of any failure to act of the other party or to declare the other party in default, irrespective of how long the failure continues, shall not constitute a waiver by the party of its rights under this Agreement.

22.                                 INSURANCE:  Producer may secure life, health, accident, cast or other insurance covering Artist, or Artist and others, and Artist shall have no right, title or interest in or to such insurance.  As soon as possible after Artist’s execution of this Agreement, Artist shall submit to usual and customary medical examinations for Producer’s insurance purposes (including, without limitation, self-insurance) and will sign such applications and/or other documents reasonably required.  Artist may have Artist’s own physician present at any such examination at Artist’s own expense.  Producer may terminate this Agreement without any further obligation or liability of any kind to Artist (other than payment to Artist of any unpaid compensation under this Agreement which has, as of the date of such termination, accrued and been earned by Artist in accordance with the terms and conditions of this Agreement) if: (i) any such examination establishes a substantial doubt as to Artist’s physical ability to perform and/or complete Artist’s services hereunder; or (ii) if cast insurance covering Artist cannot be obtained for normal premiums and without exclusions (other than minor and customary exclusions), provided, however, that if Artist pays the amount of the excess premiums above the customary premiums for cast insurance, Producer will not terminate Artist for failure to qualify for customary cast insurance premiums.  From the date two (2) weeks before the scheduled start date of principal photography until completion of all services required of Artist hereunder, Artist will not ride in any aircraft, other than as a passenger on a scheduled flight of a United States or major international air carrier maintaining regularly published schedules, or engage in any extrahazardous activity without Producer’s written consent in each case.  Artist and Clematis Productions, Inc. shall be covered under Producer’s policies of errors and omissions and general liability insurance (if any) for the Picture, subject to all of the terms and limitations set forth in such policies; provided, however, that Producer shall have no obligation to maintain any such policy or policies for any specific period of time.

23.                                 FREE DVD AND VHS CASSETTE:  Provided that Artist is not in material default, Producer shall furnish to Artist, at Artist’s request and at Producer’s cost, one (1) DVD copy and one-half inch (½”) VHS videocassette copy of the Picture if and when the same is manufactured and commercially available to the general public.  Artist shall use said DVD copy and videocassette copy solely for personal, library and reference purposes, and in no event shall said DVD copy and videocassette copy be duplicated or used for any commercial purpose or for profit, including, but not limited to, the making of public exhibitions of the Picture.  In addition, if Producer so elects, Artist will execute Producer’s customary distributor’s “private use” letter.

24.                                 CONSULTATION REGARDING MAKE-UP AND HAIRDRESSING PERSONNEL, AND SCREENPLAY MODIFICATIONS:  Producer shall meaningfully consult with Artist regarding any make-up and hairdressing personnel rendering services to Artist, it being agreed that such personnel may perform such services to other members of the cast of the Picture when not rendering services for Artist.  Artist acknowledges that Artist has approved the Picture screenplay dated February 11, 2004; if Producer revises such screenplay and thereby materially changes Artist’s role, Producer will meaningfully consult with Artist regarding such revisions.

25.                                 PREMIERE:  Producer will provide Artist with invitations for Artist and up to three (3) individual guests to the Los Angeles premiere of the Picture.  If there is a premiere, film festival, or event at a location outside of the Los Angeles metropolitan area at which Producer requests Artist’s presence and Artist agrees to attend same, then Producer will provide reasonable transportation and accommodations to Artist on terms no less favorable than are provided to any other Picture performer whose presence Producer requests at such premiere, film festival, or event.

26.                                 NUDITY:  It is specifically agreed that there will be no nudity or simulated nudity (including no below the waist frontal nudity), no sex acts or simulated sex acts, no nude or sex doubles, and no still photographer will take photographs in which Artist appears partially or totally nude, and photographs (including still frames from the Picture) and likenesses of Artist which involve any nudity of Artist will not be taken or used for any purpose.

27.                                 NOTICES:  All notices which Producer is required or may desire to serve upon Artist in connection with this Agreement may be served by delivering the notice to Artist personally in writing or orally or by sending the notice to Artist by mail, facsimile or telegraph addressed to Artist at the address specified above, with a copy to Thomas Patrick Rowan, A Professional Corporation, 11601 Wilshire Boulevard, Suite 2200, Los Angeles, California 90025, Fax (310) 479-5218, or at any other address which Artist has designated in writing.  Artist may serve any notice which Artist may be required or may desire to serve upon Producer by sending the notice to Producer at the address above or at any other address which Producer has designated in writing.  The date of mailing of any notice (whether sent by registered mail, with or without return receipt requested, certified mail, air mail or ordinary mail) or the date the notice is deposited for transmission by facsimile or telegraph, as the case may be, shall be deemed the date of service of the notice.

28.                                 HEADINGS:  The headings of this Agreement are merely for convenience and shall have no legal effect or significance.

29.                                 GOVERNING LAW; COMPLETE UNDERSTANDING:  This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California regardless of where performance of this Agreement may occur.  This Agreement sets forth the complete understanding between Artist and Producer with respect to the subject matter hereof, and all prior agreements, whether written or oral, have been merged in this Agreement.  This Agreement may only be modified by a written instrument which the party to be charged has signed.  Artist acknowledges that neither Producer nor any of its agents, employees or representatives has made any representations or promises which are not expressly contained in this Agreement.

ACCEPTED AND AGREED:

OUT OF THE BLUE PRODUCTIONS, LLC.

/S/BURT REYNOLDS	By:	/S/GRAY FREDERICKSON

BURT REYNOLDS

Its: